Exhibit 99.1

Covanta Holding Corporation Partners with the Green Investment Group to Develop, Fund and Own Energy-from-Waste Projects

A conference call to discuss this partnership will be held today at 12:00 pm Eastern Standard Time

MORRISTOWN, N.J., December 18, 2017 – Covanta Holding Corporation (NYSE:CVA) (the “Company” or “Covanta”) today announced that it has entered into a strategic partnership with the Green Investment Group Limited (“GIG”), a subsidiary of Macquarie Group Limited (“Macquarie”), to develop, fund and own Energy-from-Waste (“EfW”) projects in Ireland and the UK. The partnership will be structured as a 50:50 joint venture (the “JV”), creating a platform to develop and invest in the combined project pipelines of the partners, as well as to pursue new opportunities for EfW project development or acquisitions. As the initial step in the partnership, GIG will invest in Covanta’s Dublin plant through the JV, with proceeds from this transaction fully funding Covanta’s anticipated equity requirements for all of the advanced projects in the JV’s combined UK pipeline.

Key Transaction Highlights

•	Validates development business model and represents repeatable strategy for unlocking value from Covanta’s assets and proven capabilities

•	Recycles invested capital from Dublin to efficiently fund new project pipeline

•	Creates powerful new growth platform with experienced and complementary strategic partner

•	Expands UK pipeline to 6 development projects representing 2 million tonnes of annual capacity

•	Immediately deleverages the balance sheet and reduces capital intensity of development

•	Sets a clear path for meaningful additional cash flow growth

Sam Zell, Chairman of the Board, Covanta said: “We believe that there is significant opportunity in international markets, and particularly in the UK, for a sophisticated energy-from-waste operator. This partnership with GIG is an optimal channel for Covanta to pursue that opportunity, and it represents a monumental shift in the Company’s growth trajectory. The inclusion of the Dublin project in this transaction highlights value in the company’s assets and strategy, and serves as a catalyst for accelerating growth in a more capital-efficient manner. As a significant Covanta shareholder, I’m pleased to see the company complement its secure dividend and steady cash flow with a new path for growth and additional value creation.”

JV Structure and Development Plan

Covanta and GIG will jointly develop energy-from-waste projects, with initial focus in the UK and the potential to pursue opportunities in other international markets. As development projects reach financial close and move into the construction phase, the JV will acquire the available ownership in each project, with a premium payable to the original contributing partner. The 50:50 JV will be governed and controlled jointly. Existing project-level equity partnerships will remain unchanged.  Covanta will serve as the operations and maintenance (“O&M”) service provider for all JV projects.

Stephen Jones, President and CEO, Covanta said: “I am very excited about this strategic arrangement with a committed partner that brings substantial in-market expertise, relationships and resources, and has a tremendous track record of sourcing, developing and executing large-scale renewable infrastructure projects. GIG and Covanta have highly complementary skills, making this a powerful partnership to execute a robust combined pipeline of opportunities. Since I joined Covanta, one of my primary goals has been to drive successful international development and meaningful growth on a consistent and repeatable basis, and this partnership brings that goal to reality.”

Edward Northam, Head of GIG in Europe, added: “We are delighted to have signed a partnership agreement with Covanta, a world-leading owner and operator of waste-to-energy facilities. The projects developed under the partnership will extract energy from residual waste that would otherwise be lost to landfill, avoiding harmful methane emissions. We are also pleased to announce GIG’s first investment in the Republic of Ireland. Investing in Covanta’s landmark Dublin project is the first step in realizing the potential of the partnership. As it enters its first full year of operations in 2018, the state-of-the-art facility will help ensure Ireland continues to meet its landfill diversion targets.”

Dublin Refinancing

On December 14, Covanta completed a comprehensive refinancing of the original capital structure of the Dublin project, significantly extending maturities and reducing cost. The project companies raised (i) a new €396 million senior loan due 2032 at a rate of 3.1% and (ii) a new €50 million second lien junior loan due 2032 at a rate of 5.2%. Proceeds from this debt issuance were used to repay all existing senior and junior debt and the 13.50% convertible preferred instrument held by Blackrock. The new debt remains non-recourse to Covanta and the JV.

Dublin Investment

As the initial step in the partnership, GIG will invest in the Dublin project, acquiring 50% ownership through the JV for €136 million, subject to working capital adjustments. The purchase price implies a total enterprise value for the project, including net project debt, of approximately €700 million, or a multiple of approximately 13x the forecasted full-year Adjusted EBITDA of the project company. This valuation reflects an attractive premium to the cost of development and construction, and represents the market price for a premier world class asset. This transaction enables Covanta to recycle most of its invested capital in the Dublin project for reinvestment in the UK pipeline, while retaining a 50% equity interest and its role as O&M service provider. GIG’s investment is expected to close during the first quarter of 2018, subject to customary conditions and approvals.

Brad Helgeson, Chief Financial Officer, Covanta said: “This partnership offers an elegant solution for funding attractive growth opportunities in the UK in a capital-efficient manner, while simultaneously strengthening our balance sheet and dividend for the near and long-term. The realization of value from the Dublin project fully funds the entirety of our expanded UK development pipeline, and positions us to accelerate execution on our commitment to reduce leverage and grow cash flow.”

JV Project Pipeline and Funding

Covanta and GIG intend to combine their respective UK development pipelines, each consisting of 3 projects, for joint development and eventual acquisition by the JV. In total, the 6 projects would provide 2 million tonnes of annual waste processing capacity, strategically located in attractive waste markets across the UK. Within the combined portfolio, 4 projects are well-advanced with planning approvals and contractual structures already in place. Details on GIG’s projects are currently confidential for commercial reasons, but will be disclosed as they progress.

Pending permitting and project financing, all 4 of the advanced developments referenced above are positioned to move into construction in the next 24 months. Rookery remains the most advanced of these projects and is expected to break ground in the first half of 2018. Details on the specific timeline, costs, structure and financial contribution of each project will be provided as it reaches financial close and moves into construction.

The 4 advanced projects have a total estimated capital cost of $1.6 billion. After taking into account the expected levels of project financing and existing equity partners in the projects, total JV equity funding is estimated to be $300 to $400 million. Covanta expects that the proceeds realized from the Dublin transaction, together with the development premium anticipated to be received upon the acquisition of the Rookery project by the JV, will provide sufficient funding for the entirety of its share of the funding requirements for all 4 projects ($150 to $200 million).

Each project is expected to yield a low to mid-teens return on equity, and in addition Covanta will earn a profit as the contractual O&M service provider to each project. In total, the pipeline of advanced projects is projected to generate $40 to $50 million of annual cash flow to equity, which implies a cash multiple of 4 to 5x on invested equity.

In addition to the advanced projects described above, GIG is involved in two early stage projects that are expected to progress over the next 2-3 years. Going forward, the JV will explore and pursue additional opportunities for new project development and acquisitions in the UK and Ireland, as well as other attractive EfW markets globally, leveraging the combined capabilities of Covanta, GIG and Macquarie.

Accounting and Financial Metrics

Accounting Treatment
As a 50% equity partner in the JV, Covanta expects to account for the results of the Dublin project under the equity method, with Covanta’s proportional share of project net income reflected as equity in income on the income statement. The results of Covanta’s wholly-owned O&M subsidiary will continue to be consolidated. The assets and liabilities of the Dublin project will be classified as held for sale as of December 31, 2017, and the project-level debt, which is already non-recourse to Covanta, will be deconsolidated upon completion of the transaction. Cash distributions to equity holders from the Dublin project will be reflected as dividends from unconsolidated investments on the statement of cash flows.

Key Non-GAAP Metrics
Covanta expects that the Adjusted EBITDA contribution from Dublin under the JV will be $30 to 35 million on an annualized basis, including the consolidated O&M results. When the Dublin project is accounted for under the equity method, Covanta’s Adjusted EBITDA will reflect proportional (50%) Adjusted EBITDA of the project company.

Covanta expects that the Free Cash Flow contribution from Dublin under the JV will be $10 to $15 million on an annualized basis. When the Dublin project is accounted for under the equity method, Covanta’s Free Cash Flow will reflect dividends received from the project through the JV, as well as the consolidated cash flow of the operating subsidiary. Project dividends will be paid after principal payments on project-level debt.

Initial Balance Sheet Impact
Following the contribution of the Dublin project to the JV and associated accounting changes, Covanta expects to realize a reduction in its consolidated net debt / Adjusted EBITDA ratio of approximately 1x as compared to the ratio as of September 30, 2017.

Overview of GIG and Macquarie

GIG is a specialist in green infrastructure principal investment, project delivery and the management of portfolio assets, and related services. Its track record, expertise and capability make it a global leader in green investment, dedicated to supporting the growth of the global green economy.

The business was launched initially by the UK Government in 2012 as the first institution of its type in the world. The organization was acquired by the diversified financial group Macquarie Group Limited in 2017, creating one of Europe’s largest teams of dedicated green infrastructure investors, and now operates under the name Green Investment Group.

Macquarie is a diversified financial group providing clients with asset management and finance, banking, advisory and risk and capital solutions across debt, equity and commodities. Founded in 1969, Macquarie employs 13,966 people 27 countries. At 30 September 2017, Macquarie had assets under management of £277.2 billion.

Conference Call
Covanta will host a conference call at 12:00 PM Eastern time today (Monday December 18, 2017) to discuss this transaction. The conference call will begin with prepared remarks which will be followed by a question and answer period.
To participate, please dial 1-866-393-4306 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-734-385-2616. Please request the "Covanta Holding Corporation Partnership Call" when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company's website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.
An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.
About Covanta

Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle approximately 550,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit covanta.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward- looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to, the risks and uncertainties affecting Covanta’s businesses described in periodic securities filings by Covanta with the SEC. Important factors, risks and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to: seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities; Covanta’s ability to renew or replace expiring contracts at comparable prices and with other acceptable terms; adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, tax laws, labor laws and healthcare laws; failure to maintain historical performance levels at Covanta’s facilities and its ability to retain the rights to operate facilities it does not own; Covanta’s and the JV’s ability to avoid adverse publicity or reputational damage relating to its business; advances in technology; difficulties in the operation of its facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; limits of insurance coverage; Covanta’s ability to avoid defaults under its long-term contracts; performance of third parties under its contracts and such third parties’ observance of laws and regulations; concentration of suppliers and customers; geographic concentration of facilities; increased competitiveness in the energy and waste industries; changes in foreign currency exchange rates; limitations imposed by Covanta’s existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; the scalability of its business; restrictions in its certificate of incorporation and debt documents regarding strategic alternatives; failures of disclosure controls and procedures and internal controls over financial reporting; Covanta’s and the JV’s ability to attract and retain talented people; Covanta’s ability to utilize net operating loss carryforwards; general economic conditions in the United States and abroad, including the availability of credit and debt financing; and other risks and uncertainties affecting Covanta’s businesses described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s and the JV’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contacts
Dan Mannes
1.862.345.5456

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, and Free Cash Flow, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in this release, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. Going forward, as larger parts of our business will be conducted through unconsolidated entities that we do not control, we will begin to adjust for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities.

Our projections of the proportional contribution of our interests in the JV to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2018 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection or projected Cash flow provided by operating activities to Free Cash Flow projection.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.